Exhibit 5.1

January 18, 2022

Slinger Bag Inc.

2709 N. Rolling Road, Suite 138

Windsor Mill, MD 21244

Re: Registration Statement on Form S-1: 16,400,001 Shares of Common Stock of Slinger Bag Inc., par value $0.001 per share

Ladies and Gentlemen:

We are acting as counsel for Slinger Bag Inc., a Nevada corporation (the “Company”), in connection with the registration for resale from time to time by certain selling shareholders (the “Selling Shareholders”) named in the Prospectus (as defined below) of up to 16,400,001 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Shares include (i) 8,800,000 shares of Common Stock issuable upon conversion of $13,200,000 aggregate principal amount of the Company’s 8% senior convertible notes due August 6, 2022 (the “Convertible Notes”) issued to certain of the Selling Shareholders named in the Prospectus (the “Convertible Note Holders”, and the Shares of Common Stock issuable upon conversion of the Convertible Notes, the “Convertible Note Shares”) and (ii) 7,600,001 shares of Common Stock issuable upon the exercise of warrants issued to certain of the Selling Shareholders named in the Prospectus (the “Warrant Holders”) by the Company (the “Warrants,” and the Shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Shares are included in a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2022.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Articles of Incorporation and Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company. We are opining herein as to the general corporation law of the State of Nevada set forth in Chapter 78 of Nevada Revised Statues, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The issue of the Convertible Note Shares has been duly authorized by all necessary corporate action of the Company, and when the Convertible Note Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Convertible Note Holders, and have been issued by the Company upon conversion of the Convertible Notes pursuant to the terms thereof, the Convertible Note Shares will be validly issued, fully paid and non-assessable.

2.	The issue of the Warrant Shares has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant Holders, and have been issued by the Company upon exercise of the Warrants pursuant to the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP